Exhibit 1.1
[____] Trust [______] for [________________] [Debentures]

Trust Certificates

UNDERWRITING AGREEMENT

[_______________], [201_]

[Citigroup Global Markets Inc.,
  as an Underwriter
388 Greenwich Street
New York, NY 10013]

Ladies and Gentlemen:

1.  Introduction. Structured Products Corp., a Delaware corporation (the “Trustor”), proposes to cause [____] Trust [______] for [________________] [Debentures] (the “Trust”) to sell to you, as Underwriter (the “Underwriter”), $[________] [_____]% certificates, principal amount $[__] per certificate (the “Certificates”) issued by the Trust.  The property of the Trust will consist, initially, of $[__________] aggregate principal amount of [____]% [Debentures] due [__________, ____](the “Underlying Securities”) issued by [____________________] (the “Underlying Securities Issuer”), having the characteristics described in a prospectus supplement dated [__________] to a prospectus dated [__________] (collectively, the “Underlying Securities Prospectus”).  The Certificates will be issued pursuant to the Base Trust Agreement, dated as of [____], 20[__], as supplemented by the Trust Supplement [_____], dated as of [____], 20[__] (collectively, as amended and supplemented from time to time, the “Trust Agreement”), between the Trustor, as trustor, and U.S. Bank Trust National Association, as trustee (the “Trustee”) and as securities intermediary.  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Trust Agreement.  Certain terms used herein are defined in Section 17.

2.  Representations and Warranties of the Trustor.  The Trustor represents and warrants to, and agrees with you that:

a)   The Trustor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. [_______]) under the Act on Form S-3, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you.  The Trustor proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the “1933 Act Regulations”) a prospectus supplement (the “Prospectus Supplement”), to the prospectus dated [____], 20[__] (the “Base Prospectus”), relating to the Certificates and the method of distribution thereof.  Such registration statement, including exhibits thereto and any information incorporated therein by reference, as amended to the date hereof, is hereinafter called the “Registration Statement”; and the Base Prospectus and the Prospectus Supplement

and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Trustor on or prior to the Closing Date (as defined herein) for use in connection with the offering of the Certificates, are hereinafter called the “Prospectus.”  The Trustor has filed a preliminary form of the Prospectus Supplement pursuant to Rule 424(b) of the 1933 Act Regulations on [____], 20[__] (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, and as amended or supplemented if the Trustor shall have furnished any amendments or supplements thereto, the “Preliminary Prospectus”).  The Trustor has filed a Pricing Term Sheet as a free writing prospectus (as such term is used in Rules 405 and 433 of the 1933 Act Regulations) pursuant to Rule 433 of the 1933 Act Regulations on [____], 20[__] (as amended or supplemented if the Trustor shall have furnished any amendments or supplements thereto, the “Pricing Term Sheet”).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

b)    The Registration Statement as of each date and time that the Registration Statement, any post-effective amendment or amendments thereto  and any Rule 462(b) Registration Statement become or becomes effective (“Effective Date”), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Time of Sale Information, as of [____], 20[__] and, as of the date of the first Contract of Sale (within the meaning of Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159) to which the Prospectus relates, did not, and the Prospectus, as of the date of the Prospectus Supplement and as of the closing date, did not and will not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information in the Preliminary Prospectus, which information shall of necessity appear only in the Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Trustor in writing by the Underwriter expressly for use in the Preliminary Prospectus or the Prospectus.

c)   Other than the Pricing Term Sheet, the Ratings Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, the Trustor (including its agents and representatives other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to any “Free Writing Prospectus” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates.

d)   This Agreement has been duly authorized, executed and delivered by the Trustor.

e)   The assignment and delivery by you of the Underlying Securities to the Trustee as of the Closing Date will vest in the Trustee all the right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

f)  (i)     At the earliest time after the filing of the Registration Statement that the Trustor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Certificates and (ii) as of the date of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Trustor was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Trustor be considered an Ineligible Issuer.

g)   Each Issuer Free Writing Prospectus and the Pricing Term Sheet does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information relating to the Underwriter furnished to the Trustor by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

h)   The Trustor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized and is in good standing under the laws of such jurisdiction.

i)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriter in the manner contemplated herein and in the Time of Sale Information and the Prospectus.

(j)           Neither the issue and sale of the Certificates nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Trustor pursuant to, (i) the certificate of incorporation or by-laws of the Trustor or (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Trustor of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Trustor or any of its properties.

(k)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trustor or its property is pending or, to the best knowledge of the Trustor, threatened that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(l)           The Trustor maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

3.  Purchase, Sale and Delivery of the Certificates.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trustor agrees to cause the Trustee to sell to you, and you agree to purchase from the Trustee on behalf of the Trust, pursuant to the Sale Agreement, dated as of [____], 20[__], between you and the Trustee (the “Sale Agreement”), in exchange for the Underlying Securities, the Certificates, the Call Warrants, and the I/O Certificates.  Delivery of the Certificates shall be made at the office of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, on or about [____], 20[__], or such other date as the parties may agree (the “Closing Date”).  Delivery of the Certificates shall be made against delivery of the Underlying Securities to the Trustee.  The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of CEDE & Co., the nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

4.  Offering of the Certificates.  It is understood that you propose to offer the Certificates for sale to the public as set forth in the Prospectus and you agree that all such offers and sales by you shall be made in compliance with all applicable laws and regulations.  Prior to the date of the first Contract of Sale made based on the Preliminary Prospectus and the Pricing Term Sheet, you have not pledged, sold, disposed of or otherwise transferred any Certificate or any interest in any Certificate.  You shall not accept any such offer to purchase a Certificate or any interest in any Certificate or otherwise enter into any Contract of Sale for any Certificate or any interest in any Certificate prior to your conveyance of the Preliminary Prospectus and the Pricing Term Sheet to the investor.

The Trustor agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Trustor that, unless it has or shall have obtained, as the case may be, the prior written consent of the Trustor, it has not made and will not make any offer relating to the Certificates that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Trustor with the Commission or retained by the Trustor under Rule 433, other than a free writing prospectus containing the information contained in the Pricing Term Sheet and the Ratings Free Writing Prospectus.  Any such free writing prospectus consented to by the Underwriter or the Trustor is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Trustor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5.  Covenants of the Trustor.  The Trustor covenants and agrees with you that:

(a)           The Trustor has caused, or will cause, the Preliminary Prospectus and Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations by means reasonably calculated to result in filing with the Commission pursuant to said rule.

(b)           Before amending or supplementing the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Term Sheet or the Ratings Free Writing Prospectus with respect to the Certificates, the Trustor will furnish you with a copy of each such proposed amendment or supplement.

(c)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Trustor will (i) notify promptly the Underwriter so that any use of the Time of Sale Information may cease until it is amended or supplemented; (ii) amend or supplement the Time of Sale Information to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)           If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Exchange Act or the Rules and Regulations, the Trustor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance.  Any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder.

(e)           As soon as practicable, but not later than sixteen months after the date of formation of the Trust, the Trustor will cause the Trust to make generally available to Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement if such is required to satisfy the provisions of Section 11(a) of the Act and Rule 158 of the 1933 Act Regulations.

(f)           The Trustor will furnish to you copies of the Registration Statement (one of which will include all exhibits), the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the Pricing Term Sheet and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

(g)           The Trustor will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

(h)           For a period from the date of this Agreement until the retirement of the Certificates, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Trustor will deliver to you the annual statement of compliance and the annual statement of a firm independent certified public accountants furnished to the Trustee pursuant to the Trust Agreement, as soon as such statements and reports are furnished to the Trustor.

(i)           So long as any of the Certificates are outstanding, the Trustor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Exchange Act, the Rules and Regulations thereunder or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Trustor filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

(j)           To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Trustor, the Trustor shall furnish such documents and take any such other actions.

6.  Payment of Expenses.  The Trustor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Term Sheet, as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Certificates to the Underwriter, (iv) the fees and disbursements of the Trustor’s counsel and accountants, (v) the qualification of the Certificates under securities laws, including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement, the Preliminary Prospectus, and the Prospectus, as originally filed and of each amendment thereto, (vii) the preparation, printing and reproduction of any Issuer Free Writing Prospectus and the delivery to the Underwriter of copies of any Issuer Free Writing Prospectus, (viii) the printing and delivery to you of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (ix) any fees charged by rating agencies for the rating of the Certificates and (x) the fees and expenses of Orrick, Herrington & Sutcliffe LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 7(g).

7.  Conditions of the Obligations of the Underwriter.  Subject to the terms of the Sale Agreement, your obligation to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Trustor herein, to the accuracy of the statements of officers of the Trustor made pursuant to the provisions hereof, to the performance by the Trustor of its obligations hereunder and to the following additional conditions precedent:

(a)           No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Trustor, threatened by the Commission or by any authority administering any state securities or blue sky law; and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations.

(b)           The Pricing Term Sheet, the Ratings Free Writing Prospectus and any other material required to be filed by the Trustor pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(c)           The New York Stock Exchange (“NYSE”) shall have indicated in writing that the Certificates have been approved for listing effective upon notice of issuance.

(d)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust or the Trustor which, in the judgment of the Underwriter, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

(e)           You shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Trustor, addressed to you, dated the Closing Date and substantially in the form of drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

(f)           You shall have received an opinion addressed to you of Orrick, Herrington & Sutcliffe LLP, in its capacity as special tax counsel to the Trustor confirming that the description of selected federal income tax consequences to holders of the Certificates that appears in the Prospectus Supplement under the heading “Material U.S. Federal Income Tax Consequences” conforms to the advice given to the Trustor by Orrick, Herrington & Sutcliffe LLP.

(g)           You shall have received from Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriter, such opinion or opinions, dated the Closing Date and addressed to you, with respect to the validity of the Certificates and such other related matters as you shall require and the Trustor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h)           You shall have received an opinion addressed to you and the Trustor of [________________], counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(i)           You shall have received certificates dated the Closing Date of such of the principal executive, financial and accounting officers of the Trustor as you may request, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Trustor contained in this Agreement and the Trust Agreement are true and correct, that the Trustor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust or the Trustor has occurred, whether or not arising in the ordinary course of business.

(j)           The Certificates shall have received the ratings specified in the Ratings Free Writing Prospectus.

(k)           The issuance of the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Trust or the Trustor.

(l)           The Trustor will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

8.  Indemnification and Contribution.      (a)           The Trustor agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of  the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Term Sheet or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trustor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Underwriter furnished to the Trustor by or on behalf of the Underwriter specifically for use therein.  This indemnity agreement will be in addition to any liability which the Trustor may otherwise have.

(b)           You agree to indemnify and hold harmless the Trustor, each of the directors of the Trustor, each of the officers of the Trustor who shall have signed the Registration Statement, and each other person, if any, who controls the Trustor within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Trustor to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Trustor by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.  The indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.  The Trustor acknowledges that the statements set forth in the last paragraph of the cover page and under the headings “Plan of Distribution” in the Prospectus and “Underwriting” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus or the Prospectus Supplement and you confirm that such statements are correct.

(c)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Trustor and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Trustor and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Trustor and by the Underwriter from the offering of the Certificates; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Certificates purchased hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Trustor and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trustor and the Underwriter.  The benefits received by the Trustor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and the benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Trustor or the Underwriter.  The Trustor and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Trustor within the meaning of either the Act or the Exchange Act, each officer of the Trustor who shall have signed the Registration Statement and each director of the Trustor shall have the same rights to contribution as the Trustor, subject in each case to the applicable terms and conditions of this paragraph (d).

9.  Defaults of the Underwriter.  If the Underwriter defaults in its obligations to purchase the Certificates hereunder on the Closing Date and arrangements satisfactory to the Trustor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Trustor, except as provided in Section 11.  As used in this Agreement, the term “Underwriter” includes any person substituted for the Underwriter under this Section.  Nothing herein will relieve the Underwriter from liability for its default.

10.  No Bankruptcy Petition.  The Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trustor or by a trust for which the Trustor was the trustor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Trustor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

11.  Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Trustor or any of its officers and the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of the Trustor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter or of the Trustor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates.  If for any reason the purchase of the Certificates by the Underwriter is not consummated, the Trustor shall remain responsible for the expenses to be paid or reimbursed by the Trustor pursuant to Section 6 and the respective obligations of the Trustor and the Underwriter pursuant to Section 8 shall remain in effect.  If for any reason the purchase of the Certificates by the Underwriter is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iii) and (iv) of Section 7(d)), the Trustor will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

12.  Notices.  All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at 390 Greenwich Street, New York, New York 10013; and if sent to the Trustor, will be mailed, delivered or telegraphed, and confirmed to it at Structured Products Corp., 390 Greenwich Street, New York, New York 10013, Attention: Secretary.  Any such notice will take effect at the time of receipt.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Applicable Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles of conflict of laws.

       16.   No Fiduciary Duty. The Trustor hereby acknowledges that (a) the purchase and sale of the Certificates pursuant to this Agreement is an arm’s-length commercial transaction between the Trustor, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Trustor and (c) the Trustor’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractor and not in any other capacity. Furthermore, the Trustor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Trustor on related or other matters).  The Trustor agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Trustor in connection with such transaction or the process leading thereto.

17.  Defined Terms.

“Time of Sale Information” shall mean (i) the Preliminary Prospectus, including any document that is incorporated by reference therein, (ii) the Pricing Term Sheet and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Information.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Ratings Free Writing Prospectus” shall mean the Issuer Free Writing Prospectus filed with the Commission on ____________, 20___ that discloses the ratings to be issued on the Certificates.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

18.  Headings. The section headings used herein are for convenience only and shall not effect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Trustor and the Underwriter in accordance with its terms.

Very truly yours,

STRUCTURED PRODUCTS CORP.

By:
Authorized Signatory

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the
date first written above.

[CITIGROUP GLOBAL MARKETS INC.,]
as Underwriter

By:
Authorized Signatory